SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  March 5, 2001


             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification No.)
          of Incorporation)

     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 650-
                              6000



  (Former Name or Former Address, if Changed Since Last Report)





Item 5.

Dulles, VA, (March 1, 2001) - Atlantic Coast Airlines Holdings, Inc. (Atlantic Coast) (NASDAQ/NM: ACAI) Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the Raymond James & Associates 2001 Institutional Investors Conference being held in Orlando, FL. The presentation is scheduled to take place Monday March 5, 2001, at approximately 11:10am.

A live webcast of the conference is being presented by the sponsors. It is accessible through the following web address:

http://webevents.broadcast.com/raymondjames/030501

It is necessary to register at least 15 minutes prior to the event in order to access the webcast. It will also be available for replay for at least one week following the conference.

The accompanying Atlantic Coast slide presentation will also be available, through the "For Investors" section of the company's own website:

www.atlanticcoast.com


Major topics to be covered in the presentation are:

- Discussion of fixed-fee flying and overview of agreements with United and Delta Air Lines.

-     Company infrastructure.

-     Fleet plan and projected capacity growth.

- Agreement with United/US Airways to acquire three regional airlines that are currently wholly-owned by US Airways.

-     Financial overview of the year 2000



A copy of the press release made in connection with this presentation is filed herewith as Exhibit 99.
                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  March 5, 2001                    By:  /S/ David Asai
                                        Title:    Vice President Finance
                                        and Controller